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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):         May 31, 2002
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                         CARDINAL BANKSHARES CORPORATION
             (Exact name of registrant as specified in its charter)


          VIRGINIA                       000-28780               541804471
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(State or other jurisdiction            (Commission            (IRS Employer
      of incorporation)                 File Number)         Identification No.)

      P.O. BOX 215
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      Floyd, Virginia                                              24091
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      (Address of principal executive offices)                 (Zip Code)



     Registrant's telephone number, including area code:  (540) 745-4191
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Item 5.  Other Events.

     On May 30, 2002, Registrant and MountainBank Financial Corporation ("MFC") jointly announced that they have entered into an agreement in principle to merge. The proposed merger transaction is subject to execution of a definitive merger agreement, the approval of the shareholders of both companies, and receipt of required state and federal bank regulatory approvals.

     MFC is headquartered in Hendersonville, NC and is the bank holding company for MountainBank, which currently operates 15 banking offices in nine western North Carolina counties and a mortgage subsidiary headquartered in Greenwood, SC. Registrant is headquartered in Floyd, VA, and has approximately $185 million in consolidated assets as of March 31, 2002. It is the bank holding company for Bank of Floyd, which operates five banking offices in Floyd, Christiansburg, Hillsville, Roanoke and Willis, Virginia.

     Upon consummation of the merger, Bank of Floyd will become a wholly owned subsidiary of MFC and will continue to operate under its existing charter and name.

     The details of the proposed merger are described in the press release dated May 30, 2002 filed as Exhibit A to this Form 8-K and incorporated by reference.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CARDINAL BANKSHARES CORPORATION

Date: May 31, 2002                      /s/ Leon Moore
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                                        Leon Moore, Chairman, President and CEO

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